Date: July 30, 2008

Media Contact:
Katie Anderson
732-938-1159
kanderson@njresources.com
Investor Contact:
Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES REPORTS FINANCIAL RESULTS
Reiterates Fiscal 2008 Earnings Guidance

WALL, NJ – New Jersey Resources (NYSE:NJR) today announced improved third-quarter net financial earnings for fiscal 2008 driven primarily by better wholesale energy services results. A reconciliation of net financial earnings to net income for the third quarter and first nine months of fiscal 2008 and 2007 is provided below. A net financial loss in third- and fourth-quarter earnings is typical due to the seasonal nature of NJR’s businesses.

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2008	2007	2008	2007
Net (loss) income	$(7,597)	$25,377	$35,123	$62,772
Add:
Unrealized loss (gain) on derivative instruments, net of taxes	17,194	(29,267)	90,996	40,245
Realized (gain) loss from derivative instruments related to natural gas inventory, net of taxes	(13,683)	(1,062)	(15,900)	682
Net financial (loss) earnings	$(4,086)	$(4,952)	$110,219	$103,699

Weighted Average Shares Outstanding
Basic	41,949	42,015	41,822	41,808
Diluted	41,949	42,323	42,037	42,084
Basic net (loss) earnings per share	$(0.18)	$0.60	$0.84	$1.50
Basic net financial (loss) earnings per share	$(0.10)	$(0.12)	$2.64	$2.48

Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments. For further discussion of this financial measure, as well as a reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

•	Rate Case Negotiations Ongoing

Negotiations are ongoing in the New Jersey Natural Gas (NJNG) base rate case, filed with the New Jersey Board of Public Utilities (BPU) in November 2007. NJNG requested an increase of $58.6 million to its base rates, the first such request in 14 years. Public hearings were held in May and evidentiary hearings were held in mid-June. Settlement discussions are now underway.

“We continue to work with our regulators on the rate case and are pleased with our progress to date,” said Laurence M. Downes, chairman and CEO of NJR. “We remain on schedule and look forward to an ultimate outcome that will be in the best interests of our customers and company.”

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•
Regulatory Strategies Continue to Benefit Stakeholders
In a separate filing during the third quarter, due to higher wholesale natural gas prices, NJNG requested an increase in its BGSS rate. As a regulated utility, NJNG makes no profit on this portion of a customer’s bill, which is passed through to customers. The BGSS incentive programs, developed in conjunction with the BPU and New Jersey Department of the Public Advocate, Division of Rate Counsel (Rate Counsel), as well as effective hedging, helped to reduce the impact of rising costs on customers. During the third-quarter of fiscal 2008, these incentive programs, which include off-system sales, capacity release, storage optimization and financial risk management programs, generated gross margin of $1.2 million, compared with $2.2 million in the third quarter last year. During the 9-month period ending June 30, 2008, incentive programs generated gross margin of $4.8 million compared with $6.4 million during the same period last year. Since their inception in 1992, these incentive programs have saved customers approximately $364 million.

Additionally, through NJNG’s Conservation Incentive Program (CIP), also developed in conjunction with the BPU and Rate Counsel, the company is able to aggressively encourage its customers to conserve energy, while protecting utility gross margin. As a result, utility gross margin for the third quarter of fiscal 2008 included a $4.4 million accrual related to the CIP. This includes $1.7 million associated with warmer-than-normal weather. Weather during the 3-month period ended June 30, 2008 was 15.5 percent warmer than normal and 15.1 percent warmer than last year. It also includes $2.7 million associated with non-weather factors, such as usage. During the quarter, NJNG estimates that customers realized commodity cost savings of approximately $11.3 million due to reduced natural gas usage.

With the recent release of New Jersey’s Energy Master Plan and the state’s participation in the Regional Greenhouse Gas Initiative (RGGI), NJR is also exploring opportunities to make renewable energy technologies, including investments in efficiency and solar energy, available to customers.

•
Energy Services Shows Improved Performance
Improved financial performance was driven primarily by NJR’s wholesale energy services group. Third-quarter net financial losses decreased 36.8 percent, while net financial earnings for the first nine months of fiscal 2008 are 23.6 percent better than the comparable period last year. The decreased loss in the quarter was due primarily to increased demand for natural gas from electric generation customers during the early part of June 2008 when temperatures were above normal ranges. Results were also driven by a favorable climate in the areas where the company’s diverse portfolio of storage and transportation contracts is located. These strategically positioned assets, developed by an experienced core team of employees, continue to support the overall financial results at NJR.

•
Progress Continues on Midstream Assets
Steckman Ridge, NJR’s joint venture with Spectra Energy, received approval in June from the Federal Energy Regulatory Commission (FERC) to develop 12 billion cubic feet (Bcf) of natural gas storage in Western Pennsylvania. The facility’s strategic location will serve markets in the New England and Mid-Atlantic regions with connections to two major interstate pipeline systems. Construction commenced in June 2008 and NJR expects the facility to begin contributing to net financial earnings in fiscal 2010.

NJR continues to benefit from it 5.53 percent interest in the Iroquois Gas Transmission System. Due to a recent pipeline expansion, net financial earnings from Iroquois have increased 18.9 percent in the first nine months of fiscal 2008.

•
Customer Growth Continues
During the first nine months of fiscal 2008, NJNG added 4,896 new customers and converted 505 existing customers to natural gas heat and other services, which will contribute approximately $2.8 million to utility gross margin annually. Growth in NJNG’s service territory has remained resilient during the fiscal year, particularly in the areas of commercial customers and conversions.

During the quarter, construction began on a new 16-inch main that will bring natural gas service to Whiting, NJ. With the potential for several thousand new customers, the project presents a long-term opportunity to bring natural gas, an environmentally friendly fuel, to the area.

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Fiscal 2008 Net Financial Earnings Guidance
Subject to the forward-looking statements below, NJR reiterates its fiscal 2008 net financial earnings guidance to a range of $2.17 to $2.23 per basic share.

Webcast Information
NJR will host a live webcast to discuss its financial results today at 2 p.m. ET. A few minutes prior to the webcast, go to www.njliving.com and select “New Jersey Resources” from the top navigation bar. Choose “Investor Relations,” then click just below the microphone under the heading “Latest Webcast” on the Investor Relations home page.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather, economic conditions and demographic changes in NJNG’s service territory, rate of customer growth, volatility of natural gas commodity prices and its impact on customer usage and NJR Energy Services (NJRES) operations, changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the company, increased interest costs resulting from failures in the market for auction rate securities, the impact of the company’s risk management efforts, including commercial and wholesale credit risks, the company’s ability to obtain governmental approvals, property rights and/or financing for the construction, development and operation of its non-regulated energy investments, risks associated with the management of the company’s joint ventures and partnerships, the impact of regulation (including the regulation of rates), the outcome of any future base rate cases, fluctuations in energy-related commodity prices, customer conversions, other marketing efforts, actual energy usage patterns of NJNG’s customers, the pace of deregulation of retail gas markets, access to adequate supplies of natural gas, the regulatory and pricing policies of federal and state regulatory agencies, changes due to legislation at the federal and state level, an adequate number of appropriate counterparties, sufficient liquidity in the energy trading market and continued access to the capital markets, the disallowance of recovery of environmental-related expenditures and other regulatory changes, environmental and other litigation and other uncertainties, the effects and impacts of inflation, change in accounting pronouncements issued by the appropriate standard setting bodies and terrorist attacks or threatened attacks on energy facilities or unrelated energy companies. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its Form 10-K and Forms 10-Q.

Non-GAAP Financial Information
This press release includes the non-GAAP measures net financial earnings, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP.

Net financial earnings and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s Form 10-K, Item 7.

About New Jersey Resources
New Jersey Resources, a Fortune 1000 company, provides natural gas and clean energy services to customers in New Jersey and in states from the Gulf Coast to New England, and Canada. With over $3 billion in annual revenues, NJR safely and reliably delivers natural gas through more than 6,500 miles of main to nearly half a million customers; develops and manages a diverse portfolio of more than 740,000 dth/d of transportation capacity and nearly 27 Bcf of storage capacity; and provides appliance installation and service to approximately 150,000 homes and businesses. NJR has also made significant investments in the midstream asset sector through equity partnerships, including Steckman Ridge and Iroquois. Through Conserve to Preserve®, NJR is providing customers solutions to meet their energy needs in an environmentally responsible way. For more information about NJR, visit www.njliving.com.
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Reconciliation of Non-GAAP Performance Measures

NEW JERSEY RESOURCES

'The following table is a computation of financial margin at NJR:

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands)	2008	2007	2008	2007
Operating revenues	$1,000,439	$662,218	$2,989,122	$2,428,662
Gas purchases	945,629	554,917	2,696,248	2,099,898
Add:
Unrealized loss (gain) on derivative instruments	27,842	(50,319)	148,400	67,205
Realized (gain) loss from derivative instruments related to natural gas inventory	(22,428)	(1,802)	(26,057)	1,158
Financial margin	$60,224	$55,180	$415,217	$397,127

A reconciliation of Operating income at NJR, the closest GAAP financial measure, to the financial margin is as follows:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2008	2007	2008	2007
Operating (loss) income	$(5,693)	$46,548	$69,179	$117,649
Add:
Operation and maintenance expense	34,187	33,969	100,971	94,622
Regulatory rider expenses	5,925	6,226	35,879	33,827
Depreciation and amortization	9,680	9,080	28,600	26,968
Other taxes	10,711	11,478	58,245	55,698
Subtotal – Gross margin	$54,810	$107,301	$292,874	$328,764
Add:
Unrealized loss (gain) on derivative instruments	27,842	(50,319)	148,400	67,205
Realized (gain) loss from derivative instruments related to natural gas inventory	(22,428)	(1,802)	(26,057)	1,158
Financial margin	$60,224	$55,180	$415,217	$397,127

A reconciliation of Net income at NJR to net financial earnings, is as follows:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2008	2007	2008	2007
Net (loss) income	$(7,597)	$25,377	$35,123	$62,772
Add:
Unrealized loss (gain) on derivative instruments, net of taxes	17,194	(29,267)	90,996	40,245
Realized (gain) loss from derivative instruments related to natural gas inventory, net of taxes	(13,683)	(1,062)	(15,900)	682
Net financial (loss) earnings	$(4,086)	$(4,952)	$110,219	$103,699

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	41,949	42,015	41,822	41,808
DILUTED	41,949	42,323	42,037	42,084

Net financial (loss) earnings per share	$(0.10)	$(0.12)	$2.64	$2.48

NJR ENERGY SERVICES

The following table is a computation of financial margin at NJRES:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2008	2007	2008	2007
Operating revenues	$801,628	$476,383	$2,009,751	$1,540,558
Gas purchases	820,568	430,050	2,043,051	1,511,175
Add:
Unrealized loss (gain) on derivative instruments	38,714	(53,459)	165,757	64,408
Realized (gain) loss from derivative instruments related to natural gas inventory	(22,428)	(1,802)	(26,057)	1,158
Financial margin	$(2,654)	$(8,928)	$106,400	$94,949

A reconciliation of Operating income at NJRES, the closest GAAP financial measurement, to the financial margin is as follows:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2008	2007	2008	2007
Operating (loss) income	$(25,952)	$40,158	$(48,692)	$15,587
Add:
Operation and maintenance expense	6,811	5,967	14,677	13,120
Depreciation and amortization	50	53	156	161
Other taxes	151	155	559	515
Subtotal – Gross (loss) margin	$(18,940)	$46,333	$(33,300)	$29,383
Add:
Unrealized loss (gain) on derivative instruments	38,714	(53,459)	165,757	64,408
Realized (gain) loss from derivative instruments related to natural gas inventory	(22,428)	(1,802)	(26,057)	1,158
Financial (loss) margin	$(2,654)	$(8,928)	$106,400	$94,949

A reconciliation of NJRES Net income to net financial earnings, is as follows:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2008	2007	2008	2007
Net (loss) income	$(15,546)	$23,264	$(28,343)	$6,805
Add:
Unrealized loss (gain) on derivative instruments, net of taxes	23,599	(31,117)	101,222	38,597
Realized (gain) loss from derivative instruments related to natural gas inventory, net of taxes	(13,683)	(1,062)	(15,900)	682
Net financial (loss) earnings	$(5,630)	$(8,915)	$56,979	$46,084

RETAIL AND OTHER

A reconciliation of Retail and Other Net income to net financial earnings, is as follows:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2008	2007	2008	2007
Net (loss) income	$7,802	$(489)	$12,479	$231
Add:
Unrealized (gain) loss on derivative instruments, net of taxes	(6,405)	1,850	(10,226)	1,648
Net financial earnings	$1,397	$1,361	$2,253	$1,879

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except per share data)	2008	2007	2008	2007
OPERATING REVENUES	$1,000,439	$662,218	$2,989,122	$2,428,662

OPERATING EXPENSES
Gas purchases	945,629	554,917	2,696,248	2,099,898
Operation and maintenance	34,187	33,969	100,971	94,622
Regulatory rider expenses	5,925	6,226	35,879	33,827
Depreciation and amortization	9,680	9,080	28,600	26,968
Energy and other taxes	10,711	11,478	58,245	55,698
Total operating expenses	1,006,132	615,670	2,919,943	2,311,013

OPERATING (LOSS) INCOME	(5,693)	46,548	69,179	117,649

Other income	237	1,081	3,305	3,232

Interest charges, net	5,182	5,387	19,684	20,353

(LOSS) INCOME BEFORE INCOME TAXES	(10,638)	42,242	52,800	100,528

Income tax provision	(2,663)	17,272	19,225	39,058

Equity in earnings, net of tax	378	407	1,548	1,302

NET (LOSS) INCOME	$(7,597)	$25,377	$35,123	$62,772

(LOSS) EARNINGS PER COMMON SHARE
BASIC	$(0.18)	$0.60	$0.84	$1.50
DILUTED	$(0.18)	$0.60	$0.84	$1.49

DIVIDENDS PER COMMON SHARE	$0.28	$0.26	$0.83	$0.76

AVERAGE SHARES OUTSTANDING
BASIC	41,949	42,015	41,822	41,808
DILUTED	41,949	42,323	42,037	42,084

NEW JERSEY RESOURCES

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except per share data)	2008	2007	2008	2007
Operating Revenues
New Jersey Natural Gas	$179,511	$180,980	$940,689	$871,198
NJR Energy Services	801,628	476,383	2,009,751	1,540,558
Retail and Other	19,344	4,926	38,834	17,117
Sub-total	1,000,483	662,289	2,989,274	2,428,873
Intercompany Eliminations	(44)	(71)	(152)	(211)
Total	$1,000,439	$662,218	$2,989,122	$2,428,662

Operating Income (Loss)
New Jersey Natural Gas	$7,552	$7,562	$98,365	$103,014
NJR Energy Services	(25,952)	40,158	(48,692)	15,587
Retail and Other	12,707	(1,172)	19,506	(952)
Total	$(5,693)	$46,548	$69,179	$117,649

Net Income (Loss)
New Jersey Natural Gas	$147	$2,602	$50,987	$55,736
NJR Energy Services	(15,546)	23,264	(28,343)	6,805
Retail and Other	7,802	(489)	12,479	231
Total	$(7,597)	$25,377	$35,123	$62,772

Throughput (Bcf)
NJNG, Core Customers	9.9	11.2	58.3	58.7
NJNG, Off System/Capacity Management	5.6	6.5	26.8	26.9
NJRES Fuel Mgmt. and Wholesale Sales	72.9	58.5	216.0	192.4
Total	88.4	76.2	301.1	278.0

Common Stock Data
Yield at June 30	3.4%	3.0%	3.4%	3.0%
Market Price
High	$34.63	$37.63	$34.71	$37.63
Low	$30.95	$33.20	$29.22	$30.87
Close at June 30	$32.65	$34.01	$32.65	$34.01
Shares Out. at June 30	41,969	42,038	41,969	42,038
Market Cap. at June 30	$1,370,288	$1,429,836	$1,370,288	$1,429,836

NEW JERSEY NATURAL GAS

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer & weather data)	2008	2007	2008	2007
Utility Gross Margin
Operating revenues	$179,511	$180,980	$940,689	$871,198
Less:
Gas purchases	125,060	124,867	653,196	588,723
Energy and other taxes	9,030	9,899	53,137	51,197
Regulatory rider expense	5,926	6,226	35,879	33,827
Total Utility Gross Margin	$39,495	$39,988	$198,477	$197,451
Utility Gross Margin and Operating Income
Residential & Commercial	$33,535	$33,405	$178,145	$176,619
Firm Transportation	4,639	4,159	15,438	13,906
Total Firm Margin	38,174	37,564	193,583	190,525
Interruptible	96	182	358	500
Total System Margin	38,270	37,746	193,941	191,025
Off System/Capacity Management/FRM	1,225	2,242	4,836	6,426
BPU Settlement			(300)	-
TOTAL UTILITY GROSS MARGIN	39,495	39,988	198,477	197,451
Operation and maintenance expense	21,637	22,716	69,417	65,663
Depreciation and amortization	9,488	8,940	28,053	26,526
Other taxes not reflected in gross margin	818	770	2,642	2,248
OPERATING INCOME	$7,552	$7,562	$98,365	$103,014
Throughput (Bcf)
Residential & Commercial	6.9	8.0	46.1	47.4
Firm Transportation	1.4	1.6	8.0	7.8
Total Firm Throughput	8.3	9.6	54.1	55.2
Interruptible	1.6	1.6	4.2	3.5
Total System Throughput	9.9	11.2	58.3	58.7
Off System/Capacity Management	5.6	6.5	26.8	26.9
TOTAL THROUGHPUT	15.5	17.7	85.1	85.6

Customers
Residential & Commercial	467,402	463,808	467,402	463,808
Firm Transportation	15,876	13,834	15,876	13,834
Total Firm Customers	483,278	477,642	483,278	477,642

Interruptible	46	45	46	45
Total System Customers	483,324	477,687	483,324	477,687
Off System/Capacity Management	32	30	32	30
TOTAL CUSTOMERS	483,356	477,717	483,356	477,717

Degree Days
Actual	485	571	4,378	4,451
Normal	574	549	4,775	4,703
Percent of Normal	84.5%	104.0%	91.7%	94.6%

NJR ENERGY SERVICES
	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except per share data)	2008	2007	2008	2007
Operating Revenues	$801,628	$476,383	$2,009,751	$1,540,558
Gas Purchases	820,568	430,050	2,043,051	1,511,175
Gross (Loss) Income	(18,940)	46,333	(33,300)	29,383
Operation and maintenance expense	6,811	5,967	14,677	13,120
Depreciation and amortization	50	53	156	161
Energy and other taxes	151	155	559	515
Operating (Loss) Income	$(25,952)	$40,158	$(48,692)	$15,587

Net (Loss) Income	$(15,546)	$23,264	$(28,343)	$6,805

Gas Sold and Managed (Bcf)	72.9	58.5	216.0	192.4

RETAIL AND OTHER

Operating Revenues	$19,344	$4,926	$38,834	$17,117

Operating Income (Loss)	$12,707	$(1,172)	$19,506	$(952)

Net Income (Loss)	$7,802	$(489)	$12,479	$231

Total Customers at June 30	147,678	148,052	147,678	148,052